EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Isle of Capri Casinos, Inc. 2005 Deferred Compensation Plan and Non-Employee Directors’ Deferred Compensation Plan of our report dated June 11, 2004, with respect to the consolidated financial statements and schedule of Isle of Capri Casinos, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended April 25, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 4, 2005